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                       [FERGUSON & CO., LLP LETTERHEAD]



                                      January 27, 1997



Board of Directors
Rocky Ford Federal Savings and Loan Association
 of Colorado
801 Swink Avenue
Rocky Ford, Colorado  81067

Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Rocky Ford Federal Savings and Loan Association of Colorado, Rocky Ford, Colorado, and any amendments thereto, in the Form SB-2 Registration Statement of Rocky Ford Financial, Inc., and any amendments thereto, and in the Application H-(e)1-S for Rocky Ford Financial, Inc. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Rocky Ford Financial, Inc.

                                        Sincerely,


                                        /s/ Robin L. Fussell

                                        Robin L. Fussell
                                        Principal